Exhibit 10.1
INDEMNITY AGREEMENT
     AGREEMENT, dated                      between Avnet, Inc., a New York corporation (the “Corporation”) and                                                  (“Indemnitee”).
W I T N E S S E T H:
     WHEREAS, Indemnitee currently serves and performs valuable services for the Corporation as an officer or director of the Corporation or a subsidiary thereof and, as such, may be subject to claims, actions, suits or proceedings arising as a result of such service; and
     WHEREAS, the Corporation (i) has adopted By-Laws providing for the indemnification and advancement of expenses by the Corporation of any director and officer to the full extent permitted by law, and (ii) the Business Corporation Law of the State of New York (the “State Statute”) is not exclusive of other rights of indemnification or advancement when authorized by an agreement providing for such rights; and
     WHEREAS, in order to induce Indemnitee to serve or continue to serve as an officer or director of the Corporation or a subsidiary thereof, the Corporation has determined that it is in its best interest to enter into this agreement;
     NOW, THEREFORE, the parties hereto agree as follows:
     FIRST: Indemnification. The Corporation hereby agrees to hold harmless and indemnify Indemnitee, effective as of the date Indemnitee first became a director or officer of the Corporation or a subsidiary thereof, or served in any other capacity of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the request of the Corporation or a subsidiary thereof, from and against any and all judgments, fines, amounts paid in settlement and expenses, including attorneys’ fees, incurred as a result of or in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative or as a result of or in connection with any appeal therein, whether or not such action, suit or proceeding is by or in the right of the Corporation or any subsidiary thereof to provide a judgment in its favor, including any action, suit or proceeding by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise that the Indemnitee serves in any capacity at the request of the Corporation, to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party or as a result of or by reason of the fact that Indemnitee is, was or at any time, becomes a director or officer of the Corporation or a subsidiary thereof, or is or was serving or at any time serves such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity, whether arising out of any breach of Indemnitee’s fiduciary duty, under any state or federal law or otherwise, as a director or officer of the Corporation or subsidiary or as a director, officer, employee or agent of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise if Indemnitee acted in good faith, for a purpose which Indemnitee reasonably believed to be in or (in the case of service for another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) not opposed to, the best interests of the corporation, and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful; provided, however, that no indemnity pursuant to this Article FIRST shall be paid by the Corporation
(1)	except to the extent the aggregate of losses to be indemnified exceeds the amount of such losses for which Indemnitee is actually paid pursuant to any insurance purchased and maintained by the Corporation for the benefit of Indemnitee;

(2)	if judgment or other final adjudication establishes that the Indemnitee’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that Indemnitee personally gained in fact a financial profit or other advantage to which Indemnitee was not legally entitled; or

(3)	if a final judgment by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.
The termination of any such civil, criminal, administrative or investigative action, suit or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not act in good faith, for a purpose which Indemnitee reasonably believed to be in or (in the case of service for another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) not opposed to, the best interests on the corporation, or that Indemnitee had reasonable cause to believe that his or her conduct was unlawful. For purposes of this Agreement (i) the Corporation shall be deemed to have requested Indemnitee to serve in a capacity with respect to an employee benefit plan where the performance by Indemnitee of his or her duties to the Corporation or a subsidiary thereof also imposes duties on, or otherwise involves services by, Indemnitee to the plan or participants or beneficiaries of the plan; (ii) excise taxes assessed on Indemnitee with respect to any employee benefit plan pursuant to applicable law shall be considered fines; and (iii) action taken or omitted by Indemnitee with respect to an employee benefit plan in the performance of Indemnitee’s duties for a purpose reasonably believed by Indemnitee to be either in the interest of the Corporation or a subsidiary or in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.
     SECOND: Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue during the period Indemnitee shall serve as a director or officer of the Corporation or subsidiary thereof and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether, civil, criminal, administrative or investigative, by reason of the fact that Indemnitee was a director or officer of the Corporation or subsidiary or served at the request of the Corporation in any capacity in any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.
     THIRD: Determination of Entitlement to Indemnification. Upon written request by Indemnitee for indemnification pursuant to Article FIRST hereof, the entitlement of

Indemnitee to indemnification, to the extent not provided pursuant to the terms of this Agreement, shall be determined by the following person or persons who shall be empowered to make such determination: (a) the Board of Directors of the Corporation, acting by a quorum consisting of directors who are not parties to the action, suit or proceeding with respect to which indemnification is sought; or (b) if a quorum is not obtainable, or, even if obtainable, if a quorum of directors who are not parties to the action, suit or proceeding with respect to which indemnification is sought so directs, either by the Board of Directors upon the written opinion of independent legal counsel, a copy of which shall be delivered to Indemnitee, or by the Corporation’s shareholders. Such independent counsel shall be selected by the Board of Directors and approved by Indemnitee. Upon failure of the Board of Directors to select such independent counsel or upon failure of Indemnitee so to approve, such independent counsel shall be selected upon application to a court of competent jurisdiction. Such determination of entitlement to indemnification shall be made not later than 30 calendar days after receipt by the Corporation of a written request for indemnification. Such request shall include documentation or information which is necessary for such determination and which is reasonably available to Indemnitee. Any expenses incurred by Indemnitee in connection with a request for indemnification or advancement of expenses under this Agreement, or under any provision of the Corporation’s Certificate of Incorporation or By-laws or any directors’ and officers’ liability insurance, shall be borne by the Corporation. The Corporation hereby indemnifies Indemnitee for any such expense and agrees to hold Indemnitee harmless therefrom irrespective of the outcome of the determination of Indemnitee’s entitlement to indemnification. If the person making such determination shall determine that Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such partial indemnification among the claims, issues or matters at issue at the time of the determination. Notwithstanding anything to the contrary, in the event that the Indemnitee is not a member of the Board of Directors or an Executive Officer of the Corporation, the Board of Directors may delegate its responsibilities under this Article Third to the Chief Executive Officer of the Corporation.
     FOURTH: Presumptions and Effect of Certain Proceedings. The Secretary of the Corporation shall, promptly upon receipt of Indemnitee’s request for indemnification, advise in writing the Board of Directors or such other person or persons empowered to make the determination as provided in Article THIRD hereof that Indemnitee has made such request for indemnification. Upon making such request for indemnification, Indemnitee shall be presumed to be entitled to indemnification hereunder and the Corporation shall have the burden of proof in making any determination contrary to such presumption. If the person or persons so empowered to make such determination fails to make the requested determination with respect to indemnification within 30 calendar days after receipt by the Corporation of such request, a requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be absolutely entitled to such indemnification, absent actual and material fraud in the request for indemnification.
     FIFTH: Remedies of Indemnitee in Cases of Determination not to Indemnify or to Advance Expenses. In the event that a determination is made that Indemnitee is not entitled to indemnification hereunder or if payment has not been timely made following a determination of entitlement to indemnification pursuant to Articles THIRD and FOURTH hereof or, or if expenses are not advanced pursuant to Article SEVENTH hereof, Indemnitee shall be entitled to final adjudication in a court of competent jurisdiction of entitlement to such indemnification or advancement. Alternatively, Indemnitee at Indemnitee’s option may seek an award in an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, such award to be made within 60 days following the filing of the demand for arbitration. The Corporation shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration or any other claim. The determination in any such judicial proceeding or arbitration shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination (if so made) pursuant to Article THIRD or FOURTH hereof that Indemnitee is not entitled to indemnification. If a determination is made or deemed to have been made pursuant to the terms of Article THIRD or FOURTH hereof hereof that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. The Corporation further agrees to stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary. If the court or arbitrator shall determine that Indemnitee is entitled to any indemnification or advancement of expenses hereunder, the Corporation shall pay all expenses actually and reasonably incurred by Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appeal therein).
     SIXTH: Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability that it may have to Indemnitee otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Indemnitee notifies the Corporation of the commencement thereof:
     A. The Corporation or subsidiary will be entitled to participate therein at its own expense; and,
     B. Except as otherwise provided below, to the extent that it may wish, the Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Corporation to Indemnitee of its election so to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his or her own counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (1) the employment of counsel by Indemnitee has been authorized by the Corporation in connection with the defense of such action, (2) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action, or (3) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be borne by the Corporation (it being understood, however, that the Corporation shall not be liable for the expenses for more than one counsel for Indemnitee in connection with any action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Indemnitee shall have made the conclusion provided for in (2) above.
     C. Anything in this Article SIXTH to the contrary notwithstanding, the Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Corporation shall not settle any action or claim in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Corporation nor Indemnitee will unreasonably withhold their consent to any proposed settlement.
     SEVENTH: Advancement and Repayment of Expenses. In the event of any threatened or pending action, suit or proceeding that may give rise to a right of indemnification from the Corporation to Indemnitee pursuant to this Agreement, the Corporation shall pay on demand, in advance of the final disposition thereof expenses, other than (a) those expenses for which Indemnitee is not entitled to indemnification pursuant to Article SIXTH hereof and (b) those expenses for which Indemnitee has been paid under any insurance purchased and maintained by the Corporation for the benefit of Indemnitee. The Corporation shall make such payments within 20 calendar days upon receipt of (1) a written request by Indemnitee for payment of such expenses, (2) an undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation hereunder, and (3) satisfactory evidence as to the amount of such expenses. Indemnitee’s written certification together with a copy of the statement paid or to be paid by Indemnitee shall constitute satisfactory evidence as to the amount of such expenses.
     EIGHTH: Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the maximum extent permitted by law, Indemnitee shall be entitled to indemnification against all expenses actually and reasonably incurred or suffered by Indemnitee or on Indemnitee’s behalf if Indemnitee appears as a witness or otherwise incurs legal expenses as a result of or related to Indemnitee’s service as a director or officer of the Corporation in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which Indemnitee neither is, nor is threatened to be made, a party.
     NINTH: Enforcement.
     A. The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Corporation hereby in order to induce Indemnitee to become or continue as an officer or director of the Corporation or any subsidiary and acknowledges that Indemnitee is relying upon this Agreement in accepting such position or continuing in such capacity.
     B. In the event Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Corporation shall reimburse Indemnitee for all costs and expenses, including attorneys’ fees, incurred by Indemnitee in connection with such action.
     TENTH: Indemnification Hereunder Not Exclusive. The rights to indemnification and advancement of expenses granted to Indemnitee under this Agreement shall not be deemed exclusive of, or in limitation of, any rights to which Indemnitee may now or hereafter be entitled under the State Statute, the Corporation’s Restated Certificate of Incorporation or By-Laws, as now in effect or as may hereafter be amended, any agreement, any vote of shareholders or directors, or otherwise.
     ELEVENTH: Miscellaneous.
     A. All communications hereunder shall be in writing and shall be sent by registered or certified mail, return receipt requested; if intended for the Corporation, shall be addressed to it, attention of its General Counsel, David R. Birk, Esq., at Avnet, Inc., 2211 South 47th Street, Phoenix, AZ 85034, or at such other address of which the Corporation shall have given notice to Indemnitee in the manner herein provided; and if intended for Indemnitee shall be addressed to Indemnitee at the address set forth below under his or her signature, or at such other address of which Indemnitee shall have given notice to the Corporation in the manner herein provided.
     B. In the event that any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any party or circumstances, it shall nevertheless remain applicable to all other parties and circumstances.
     C. This Agreement constitutes the entire understanding among the parties with respect to the subject matter hereof and no waiver or modification of the terms hereof shall be valid unless in writing signed by the party to be charged and only to the extent therein set forth. This Agreement shall supersede and replace any prior indemnification agreements entered into by and between the Corporation and Indemnitee and any such prior agreements shall be terminated upon execution of this Agreement.
     D. This Agreement shall be binding upon Indemnitee and upon the Corporation, its successors and assigns and shall inure to the benefit of Indemnitee, his or her heirs, personal representatives and assigns and to the benefit of the Corporation, its successors and assigns.
     E. The captions appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof.
     F. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed wholly within the State without giving effect to conflict of laws principles thereof.
     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement to be effective as of the day and year first above written.

AVNET, INC.		INDEMNITEE

By:

David R. Birk
Senior Vice President, Secretary
	and General Counsel	Address: